tZERO GROUP, INC.
NOTICE OF STOCK OPTION GRANT
tZERO Group, Inc. (the “Company”), under its 2017 Equity Incentive Plan (the “Plan”), hereby grants to Optionee an option (the “Option”) to purchase the number of shares of Common Stock set forth below. The Option is subject to all of the terms and conditions as set forth in this notice (the “Grant Notice”), in the Option Agreement and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in the Option Agreement and the Plan, the terms of the Plan will control.

Optionee:
Type of Grant:	Nonstatutory Stock Option
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Option Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Vesting Schedule:The Option will vest over a three-year period with the first vesting date to occur on the Vesting Commencement Date. Subject to the Optionee’s Continuous Service on each vesting date, this Option will vest as to 1/3 of the total number of shares of Common Stock subject to the Option on each of the Vesting Commencement Date, the first anniversary of the Vesting Commencement Date and the second anniversary of the Vesting Commencement Date. Any fractional shares will be allocated to the first vesting tranche.
Additional Terms/Acknowledgements: Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan. If applicable, Optionee acknowledges that he or she has been made aware of the Company’s Rule 701(e) Information Statement (the “Information Statement”) for the Plan, and the Company encourages Optionee to review the Information Statement before exercising this Option. Optionee acknowledges and agrees that if Optionee exercises the Option without first reviewing the Information Statement (as drafted at such future date), Optionee is knowingly and voluntarily declining to review the Information Statement. As of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the Option and supersede all prior oral and written agreements with respect to the Option. By accepting the Option, Optionee consents to receive documents governing the Option by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.
[Signature page follows]

tZERO GROUP, Inc.	Optionee:

By: ________________________________ Signature	By: ____________________________________ Signature
Name: ______________________________	Name: __________________________________
Title: ______________________________	Date: __________________________________
Date: ______________________________

tZERO GROUP, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
Pursuant to the Notice of Stock Option Grant (the “Grant Notice”) and this Nonqualified Stock Option Agreement (this “Option Agreement”), tZERO Group, Inc., a Delaware corporation (the “Company”) has granted Optionee (as defined in the Grant Notice) an option (the “Option”) under its 2017 Equity Incentive Plan (the “Plan”).
Section 1.Introduction. The Company has previously adopted the Plan for the purpose of providing eligible Employees, Directors and Consultants (as defined in the Plan) with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of such individuals with the shareholders. The Company, acting through the Administrator (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of an Option under the Plan.

Section 2.Option. Subject to the terms and conditions contained herein, including Exhibit A, the Company hereby irrevocably grants to Optionee the Option to purchase from the Company the number of shares of the Company’s common stock, $0.01 par value (“Common Stock”) set forth in the Grant Notice at the Option Exercise Price set forth in the Grant Notice.

Section 3.Vesting. The Option will vest as provided in the Grant Notice. Vesting will cease at the time the Optionee ceases to be in Continuous Service. Any portion of the Option that has not yet vested will be forfeited at the time the Optionee ceases to be in Continuous Service. Notwithstanding anything in this Option Agreement to the contrary, the Administrator, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

Section 4.Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exer-cised. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) by any of the following means: (i) by delivery to the Company of shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of the Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be reasonably acceptable to the Administrator. If the Option Exercise Price is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, it shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notice may also be delivered by fax provided that the Option Exercise Price of such shares is received by the Company via wire transfer on the same day the fax transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. This Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

As promptly as practic-able after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee’s name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certifi-cates in the United States mail, addressed to Optionee at the address specified pursuant to this Section 4.
Section 5.Termination of Continuous Service. In the event Optionee’s Continuous Service terminates, Optionee may exercise the Option (to the extent that Optionee was entitled to exercise the Option as of the date of termination) during a three (3) month period after the date of termination (after which period the Option shall expire), but in no event may the Option be exercised after the Expiration Date set forth in the Grant Notice; provided that, if the termination of Continuous Service is by the Company for Cause, the entire Option (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, Optionee does not exercise the Option before the Expiration Date set forth in the Grant Notice, the Option shall terminate.

Section 6.Company’s Right of First Refusal. Before any shares of Common Stock subject to the Option (the “Shares”) held by the Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 6 (the “Right of First Refusal”).

(a)Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 6 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 6, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 6 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)Exception for Certain Family Transfers. Anything to the contrary contained in this Section 6 notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 6. “Immediate Family” as used herein shall mean spouse (or domestic partner, as defined below), lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 6, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 6. As used herein, a person will be deemed to be a “domestic partner” of another person if the two persons (1) reside in the same residence and plan to do so indefinitely, (2) have resided together for at least one year, (3) are each at least 18 years of age and mentally competent to consent to contract, (4) are not blood relatives any closer than would prohibit legal marriage in the state in which they reside, and (5) have each been the sole spouse equivalent of the other for the year prior to the transfer and plan to remain so indefinitely; provided that a person will not be considered a domestic partner if he or she is married to another person or has any other spouse equivalent.

(g)Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

Section 7.Transferability. This Option shall not be trans-fer-able by Optionee otherwise than by Optionee’s will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such trans-fer of this Option Agreement to heirs or legatees of Optionee shall be effec-tive to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions here-of.

Section 8.No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

Section 9.Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

Section 10.Change in Control. In the event of a Change in Control, the provisions of Section 13 of the Plan shall apply.

Section 11.Restrictive Covenants. By accepting this Option, Optionee acknowledges that Optionee will be subject to the restrictive covenants set forth on Exhibit A, attached hereto.

Section 12.Shareholders’ Agreement. Optionee acknowledges that, in connection with the grant, vesting and/or exercise of this Option, the Administrator may require Optionee to execute and become a party to the Shareholders’ Agreement as a condition of such grant, vesting and/or exercise.

Section 13.Compliance With Securities Laws. Upon the acqui-si-tion of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

Section 14.Compliance With Laws. Notwithstanding any of the other provisions here-of, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would consti-tute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority. The parties agree to work together in good faith to resolve any potential violation referenced in this Section 14.

Section 15.Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in an amount paid to the Optionee which results in income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof. Payment of the withholding tax by Optionee shall be made in accordance with Section 9(e) of the Plan.

Section 16.No Right to Employment or Other Service. Nothing in the Plan or this Option Agreement shall confer upon Optionee any right to continue to serve the Company in the capacity in effect at the time the Optionee was granted or shall affect the right of the Company to terminate (a) the employment of Optionee with or without notice and with or without Cause or (b) any other service relationship between Optionee and the Company, as the case may be. If there is a dispute as to “Cause”, the definitive Cause of any termination of employment or service shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 17.Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 18.Legends on Certificate. The certificates represent-ing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop‑transfer instruc-tions with respect to such shares.

Section 19.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the CEO of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Optionee under this Option Agreement shall be in writing and addressed to Optionee at Optionee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee’s rights here-under and Optionee shall be deemed to have fami-liarized himself or herself with all matters con-tained herein and in the Plan which may affect any of Optionee’s rights or privileges hereunder.

Section 20.Construction and Interpretation. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award, in accor-dance with the provisions of Section 7 hereof, may be transferred, the word “Optionee” shall be deemed to include such person or persons.

Section 21.Agreement Subject to Plan. This Option Agreement is sub-ject to the Plan. The terms and provisions of the Plan (including any subsequent amend-ments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All defini-tions of words and terms contained in the Plan shall be applicable to this Option Agreement. Notwithstanding anything in this Option Agreement to the contrary, if any subsequent amendment impairs the Optionee’s rights or increases the Optionee’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent.

Section 22.Successors and Assigns. The Company may assign any of its rights under this Option Agreement. This Option Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Optionee and Optionee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

Section 23.Severability. The invalidity or unenforceability of any provision of the Plan or this Option Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Option Agreement, and each provision of the Plan and this Option Agreement shall be severable and enforceable to the extent permitted by law.

Section 24.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its reasonable discretion. The grant of the Option in this Option Agreement does not create any contractual right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Optionee’s employment or other service with the Company. Notwithstanding anything in this Option Agreement to the contrary, if any subsequent amendment, cancellation, or termination of the Plan impairs the Optionee’s rights or increases the Optionee’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment, modification or termination shall also be subject to the Participant’s consent.

Section 25.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect Optionee’s material rights under this Option Agreement without Optionee’s consent.

Section 26.No Impact on Other Benefits. The value of Optionee’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 27.Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 28.Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement. Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Option Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

EXHIBIT A - APPLICABLE RESTRICTIVE COVENANTS
In consideration for Optionee agreeing to the following restrictions, the Company agrees to provide Optionee with the Stock Units pursuant to this Agreement, as well as one or more of the following: initial or continued employment with the Company; portions of the Company’s confidential, proprietary and trade secret information; the ability to develop relationships with the Company’s potential and existing suppliers, financing sources, customers and employees; and specialized training in, and knowledge of, the business group the Optionee is employed with.
1.At all times during Optionee’s employment with the Company, and for the applicable Protected Period (as defined below) following the termination of Optionee’s employment by the Company for “Cause” (as defined in the Plan), Optionee shall be bound by the Noncompete Obligation (defined below).

2.In the event Optionee voluntarily terminates his/her employment for any reason or where the Company terminates Optionee’s employment without Cause, the Company may elect, in its sole and absolute discretion upon notice to Optionee, to require that Optionee be bound by the Noncompete Obligation during the applicable Protected Period and to provide Optionee with continuation of Optionee’s salary in accordance with the Company’s standard payroll practice during the Protected Period (the “Restrictive Covenant Benefit”). In the event Optionee does not receive a salary from the Company, Optionee shall receive an amount, as determined by the Company in its sole and absolute discretion, based on Optionee’s corporate title with the Company or its Affiliates.

The receipt of the Restrictive Covenant Benefit is conditioned upon the execution of a general waiver and release agreement in a form agreeable to the Company that becomes effective and irrevocable no later than 30 days following the Optionee’s termination of employment. For the avoidance of doubt, the Optionee has no legally binding right to the Restrictive Covenant Benefit unless and until the Company elects, in its sole and absolute discretion, to require that Optionee be bound by the Noncompete Obligation.
3.In the event that Optionee voluntarily terminates employment with the Company or the Company terminates Optionee’s employment without Cause, and the Company does not elect to provide the Restrictive Covenant Benefit to Optionee under Paragraph (2) above, Optionee shall not be bound by the Noncompete Obligation. If Optionee voluntarily terminates employment with the Company or the Company terminates Optionee’s employment without Cause and the Company elects to provide the Restrictive Covenant Benefit for a period of less than the Protected Period, Optionee shall be bound by the Noncompete Obligation only for the period that the Company is paying, or that the Optionee is receiving, the Restrictive Covenant Benefit.

4.The Company may elect, in its sole and absolute discretion, to provide notice to Optionee prior to a termination without Cause (instead of offering the Restrictive Covenant Benefit under Paragraph (2) above), the amount of said notice to be equal to the otherwise applicable Protected Period. During this notice period, Optionee will remain an employee of the Company and will assist in transitioning the business relationships with customers and other business contacts with which Optionee has had material involvement as requested by the Company and as needed to help the Company retain such business relationships. However, Optionee acknowledges and agrees that the Company can remove Optionee from active service during this notice period at its discretion but that doing so will not eliminate Optionee’s duty to remain loyal to the Company while on the Company’s payroll and to otherwise comply with the restrictions in this Agreement. The Company reserves the right at its sole and absolute discretion to require Optionee not to carry out Optionee’s duties or to carry out limited duties for the Company prior to the termination date. During the notice period, the Company shall be under no obligation to provide any work to, or vest any powers in, Optionee and Optionee shall have no right to perform any services for the Company. During the notice period, the Company shall be entitled at its sole and absolute discretion: (i) to require Optionee not to attend Optionee’s place of work or any other premises of the Company; and (ii) to require Optionee to work from Optionee’s home. During the notice period, Optionee shall continue to receive Optionee’s salary and all contractual benefits in the usual way and shall remain an employee of the Company with all associated duties under the common law.

5.Optionee further agrees that for one (1) year following the termination of Optionee’s employment by either Optionee or the Company for any reason or no reason, Optionee will not, without the prior written consent of the Company, directly or indirectly (i) solicit, encourage, or induce any employee of the Company to terminate his or her employment with the Company; or (ii) hire or employ any person who is or was an employee or consultant of the Company.

6.Optionee further agrees that for the Protected Period and thirty (30) days thereafter, upon the termination of Optionee’s employment by either Optionee or the Company for any reason or no reason, Optionee will not, without the prior written consent of the Company, directly or indirectly: (i) solicit any customer, supplier or vendor of the Company with which or with whom Optionee was involved as part of Optionee’s job responsibilities during Optionee’s employment with the Company (other than any such customer with which or with whom Optionee conducted business prior to commencement of his/her employment with the Company) or regarding which or whom Optionee learned Confidential Information during Optionee’s employment with the Company to obtain a Conflicting Product or Service from a Competing Business; or (ii) encourage or induce any customer, supplier or vendor of the Company not to do business with the Company or to reduce the amount of business it is doing or might do in the future with the Company or its affiliated entities. Optionee and the Company agree this restriction is inherently reasonable because it is limited to the places or locations where the customer is doing business at the time.

7.Optionee further acknowledges and agrees that the protective covenants herein are material and important terms of this Agreement, and Optionee further agrees that should all or any part or application of Paragraphs (1), (2), (4), (5) or (6) of this Exhibit A be held or found invalid or unenforceable for any reason whatsoever by a court or arbitrator of competent jurisdiction in an action between Optionee and the Company (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), or if the Optionee breaches the obligations of this Exhibit A, the Company shall be entitled to receive from Optionee a return of the Stock Options and Restrictive Covenant Benefit (if applicable) and the Optionee shall forfeit any remaining portion of the Restrictive Covenant Benefit that has not been paid or distributed to the Optionee. If Optionee has sold, transferred, or otherwise disposed of the Stock Options, the Company shall be entitled to receive from Optionee the profits (if any) derived by Optionee by virtue of such sale, transfer, or other disposition.

8.Optionee agrees not to engage in any unauthorized use or disclosure of the Company’s Confidential Information, customer relationships, or specialized training. Optionee agrees to use the Company’s Confidential Information and other benefits of Optionee’s employment to further the business interests of the Company. Optionee agrees to preserve records on current and prospective Company customers, suppliers, and other business relationships that Optionee develops or helps to develop, and not use these records in any way, directly or indirectly, to harm the Company’s business. Optionee agrees not to use the Company’s Confidential Information or any document or record concerning the business and affairs of the Company (“Company Record”) for any purpose without the prior written authorization of an officer of the Company, except that Optionee may use Confidential Information and Company Records to perform Optionee’s duties. These restrictions on use or disclosure of Confidential Information will only apply for three (3) years after the end of Optionee’s employment where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.

9.As used herein, the following terms shall have the meaning ascribed to them:

(a) “Protected Period” shall mean:

(i) For Officers, Directors and Consultants: six (6) months;

(ii) For other Employees: four (4) months;

(b) ‘‘Noncompete Obligation” means that Optionee will not, directly or indirectly, provide services to a Competing Business that are identical or similar to those Optionee performed for the Company or which serve the same or similar function or purpose or which are otherwise likely to result in the disclosure of Confidential Information.

(c)“Competing Business” means any person or entity engaged in the business of providing a Conflicting Product or Service that is identical or similar to those that Optionee performed for the Company.

(d)“Conflicting Product or Service” means a product and/or service that is the same or similar in function or purpose to a Company product and/or service, such that it would replace or compete with: a product and/or service the Company provides to its customers; or a product or service that is under development or planning by the Company but not yet provided to customers and regarding which Optionee was provided Confidential Information in the course of his/her employment.

(e)“Confidential Information” refers to the Company’s trade secrets and any other legally protectable information that is maintained as confidential by the Company and that is not authorized for disclosure to the public.

10.If a court or arbitrator finds a restriction herein to be unenforceable as written, such court or arbitrator (for the jurisdiction covered by that court or the matter before that arbitrator only) will revise the restriction so as to make it enforceable to protect the Company’s legitimate business interests. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11.Notwithstanding any provision of the Plan or this Agreement to the contrary, the validity and construction of the provisions of this Exhibit A will be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof. The Optionee expressly agrees that the provisions of the Plan, apply with full force and effect to this Exhibit A.